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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                Date of Report
                       (Date of earliest event reported)
                                January 4, 1996

                             SUNRISE MEDICAL INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

           0-12744                                     95-3836867
   (Commission File Number)              (I.R.S. Employer Identification No.)

2382 Faraday Avenue, Suite 200
Carlsbad, California                                      92008
(Address of principal executive offices)               (Zip code)

              Registrant's telephone number, including area code
                                (619) 930-1500
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Item 5.  Other Events.

     On January 4, 1996, the Registrant issued the press release attached hereto as Exhibit 99 announcing the results of an internal investigation into financial reporting irregularities at one of its subsidiaries. As a result of the investigation, the Registrant announced that it will restate its financial statements for fiscal years 1994 and 1995. The Registrant also announced a number of key management changes, the implementation of a comprehensive profit improvement plan, and the signing of an agreement for the sale of certain assets. In addition, the Registrant announced that it will release its results of operations for the first and second quarters of fiscal 1996 as soon as they are available.

Item 7.  Exhibits.

     99  Press Release dated January 4, 1996.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SUNRISE MEDICAL, INC.


                                By Steven Jaye
                                   Vice President, General Counsel and Secretary


Date:  January 4, 1996